Exhibit 99.1

Blue World Acquisition Corporation Announces

Results of the Shareholder Meeting and Extension of the Deadline for an Initial Business Combination

New York, May 3, 2023 (GLOBE NEWSWIRE) -- Blue World Acquisition Corporation (the “Company”) (NASDAQ: BWAQ) today announced that, it held an extraordinary general meeting (the “Shareholder Meeting”) and obtained the shareholders approvals for the proposals.

At the Shareholder Meeting, the shareholder of the Company approved to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to provide that the Company has until May 2, 2023 to complete a business combination, and may elect to extend the period to consummate a business combination up to nine times, each by an additional one-month extension (the “Monthly Extension”), for a total of up to nine months to February 2, 2024. The shareholders also approved to amend the Investment Management Trust Agreement dated January 31, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”) to provide that (a) the Trustee must commence liquidation of the Company’s trust account (the “Trust Account”) by May 2, 2023, or, if further extended by up to nine Monthly Extensions, up to February 2, 2024, and (b) the Company’s sponsor, Blue World Holdings Limited (the “Sponsor”) and/or its designees may make deposit of $0.0295 per public share into the Trust Account for each Monthly Extension.

Pursuant to the Company’s amended Charter, the Company may extend on monthly basis from May 2, 2023 until February 2, 2024 or such an earlier date as may be determined by its board to complete a business combination by depositing the Monthly Extension Payment for each month into the Trust Account.

In order to extend the date by which the Company mush complete its initial business combination from May 2, 2023 to June 2, 2023, an aggregate of $194,324 (the “Monthly Extension Fee”) has been deposited into the Company’s Trust Account, representing $0.0295 per remaining public share of the Company. The Company issued an unsecured promissory note to the Sponsor to evidence such payment.

About Blue World Acquisition Corporation

Blue World Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period for the Company to consummate an initial business combination, if needed. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of the Company’s Form 10-K and its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact Information:

Liang (Simon) Shi
Chairman and Chief Executive Officer
Email: liang.shi@zeninpartners.com
Tel: (646) 998-9582

Investor Relations:
Jingwen Zhu
Associate
Email: jingwenzhu@zeninpartners.com
Tel: 86 13671834329